                                                                EXHIBIT 99.1

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           THE HAIN FOOD GROUP, INC.

                             HAIN ACQUISITION CORP.

                                      and

                             WESTBRAE NATURAL, INC.

                                  dated as of

                               September 11, 1997

                               TABLE OF CONTENTS
                               -----------------
                                                                  Page
                                                                  ----

                                   ARTICLE I

                              THE OFFER AND MERGER


Section 1.1     The Offer...........................................2
Section 1.2     Company Actions.....................................4
Section 1.3     Directors...........................................5
Section 1.4     The Merger..........................................6
Section 1.5     Effective Time......................................7
Section 1.6     Closing.............................................7
Section 1.7     Directors of the Surviving Corporation..............7
Section 1.8     Officers of the Surviving Corporation...............7
Section 1.9     Stockholders' Meeting...............................8
Section 1.10    Merger Without Meeting of Stockholders..............8

                                   ARTICLE II

                            CONVERSION OF SECURITIES


Section 2.1    Conversion of Capital Stock..........................9
Section 2.2    Exchange of Certificates.............................9
Section 2.3    Dissenters' Rights..................................11
Section 2.4    Company Plans.......................................11
Section 2.5    Company Subordinated Debt...........................12

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


Section 3.1     Organization.......................................13
Section 3.2     Capitalization.....................................13
Section 3.3     Authorization; Validity of Agreement...............14
Section 3.4     No Conflict........................................15
Section 3.5     SEC Reports and Financial Statements...............15
Section 3.6     Absence of Certain Changes.........................16
Section 3.7     No Undisclosed Liabilities.........................16

                                                                  Page
                                                                  ----

Section 3.8     Litigation.........................................17
Section 3.9     Liens; Insurance...................................17
Section 3.10    Contracts; Permits.................................18
Section 3.11    Employee Benefit Plans.............................18
Section 3.12..  Taxes..............................................20
Section 3.13    Intellectual Property..............................21
Section 3.14    Employment Matters.................................22
Section 3.15    Compliance with Laws...............................22
Section 3.16    Vote Required......................................22
Section 3.17    Environmental Matters..............................22
Section 3.18    Accounts Receivable................................24
Section 3.19    Inventory..........................................24
Section 3.20    Product Warranty...................................24
Section 3.21    Information in Proxy Statement.....................25
Section 3.22    Brokers or Finders; Schedule of Fees and Expenses  25

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF PARENT AND THE PURCHASER



Section 4.1    Organization........................................25
Section 4.2    Authorization; Validity of Agreement................25
Section 4.3    Brokers or Finders..................................26
Section 4.4    Financing...........................................26

                                   ARTICLE V

                                   COVENANTS


Section 5.1    Conduct of Business.................................26
Section 5.2    Access to Information; Confidentiality..............29
Section 5.3    Consents and Approvals..............................29
Section 5.4    No Solicitation.....................................30
Section 5.5    Additional Agreements...............................31
Section 5.6    Publicity...........................................32
Section 5.7    Notification of Certain Matters.....................32
Section 5.8    Directors' and Officers' Indemnification............32

                                   ARTICLE VI

                                   CONDITIONS

Section 6.1  Conditions to Each Party's Obligation to Effect
               the Merger..........................................33

Section 6.2  Condition to Parent's and the Purchaser's Obligations
               to Effect the Merger................................33

                                  ARTICLE VII

                                  TERMINATION

Section 7.1  Termination...........................................33

Section 7.2  Effect of Termination.................................35

                                  ARTICLE VIII

                                 MISCELLANEOUS


Section 8.1     Fees and Expenses..................................35
Section 8.2     Amendment and Modification.........................36
Section 8.3     Nonsurvival of Representations and Warranties......36
Section 8.4     Notices............................................36
Section 8.5     Interpretation.....................................37
Section 8.6     Counterparts.......................................38
Section 8.7     Entire Agreement; No Third Party Beneficiaries.....38
Section 8.8     Severability.......................................38
Section 8.9     Governing Law......................................38
Section 8.10    Assignment.........................................38

Annex A         Certain Conditions of the Offer
Exhibit 1       Stockholders Agreement

Schedule 1      Disclosure Schedule

Schedule 1.8    Officers of the Surviving Corporation

                             INDEX OF DEFINED TERMS

DEFINED TERM                                               SECTION NO.
------------                                               -----------
Agreement..............................................    Recitals
Balance Sheet..........................................    3.12(a)
By-laws................................................    1.4
Certificate of Incorporation...........................    1.4
Certificate of Merger..................................    1.5
Certificates...........................................    2.2(b)
Closing................................................    1.6
Closing Date...........................................    1.6
Code...................................................    3.11(a)
Common Stock...........................................    Recitals
Company................................................    Recitals
Company Board..........................................    1.2(a)
Company Option.........................................    2.4(a)
Company Reimbursement Amount...........................    8.1(d)
Confidentiality Agreement..............................    5.2(a)
Contracts..............................................    3.10(a)
Control Time...........................................    5.1(a)
Copyrights.............................................    3.13(c)
DGCL...................................................    1.4
Disclosure Documents...................................    3.0
Disclosure Schedule....................................    3.0
Dissenting Shares......................................    2.3
Dissenting Stockholders................................    Recitals
Effective Time.........................................    1.5
Encumbrances...........................................    3.2(d)
Environmental Laws.....................................    3.17(a)
Environmental Permits..................................    3.17(a)
ERISA..................................................    3.11(a)
ERISA Affiliate........................................    3.11(a)
Exchange Act...........................................    1.1(a)
Expense Reimbursement Amount...........................    8.1(c)
Financial Statements...................................    3.5
Financing..............................................    1.1(a)
Financing Commitment Letter............................    1.1(a)
Financing Condition....................................    1.1(a)
fully diluted basis....................................    Annex A
GAAP...................................................    3.5(b)
Governmental Entity....................................    3.8
Hazardous Substance....................................    3.17(a)
HSR Act................................................    5.3(b)
Independent Directors..................................    1.3(c)
Intellectual Property..................................    3.13(c)
Interim Balance Sheet..................................    3.5(c)
Interim Financial Statements...........................    3.5(c)
Licenses...............................................    3.13(c)
Lien...................................................    3.4
Material Adverse Effect................................    3.0
Merger.................................................    Recitals
Merger Consideration...................................    2.1(c)
Minimum Condition......................................    Annex A
Notes..................................................    2.5
Offer..................................................    Recitals
Offer Documents........................................    1.1(b)
Offer Price............................................    Recitals
Offer to Purchase......................................    1.1(b)
Option Plans and Awards................................    2.4(a)
Parent.................................................    Recitals
Patents................................................    3.13(c)
Paying Agent...........................................    2.2(a)
PCB....................................................    3.17(a)
Permits................................................    3.10(b)
Plans..................................................    3.11(a)
Preferred Stock........................................    3.2(a)
Proxy Statement........................................    1.9(a)
Purchaser..............................................    Recitals
Purchaser Common Stock.................................    2.1
Schedule 14D-1.........................................    1.1(b)
Schedule 14D-9.........................................    1.2(b)
SEC....................................................    1.1(a)
SEC Documents..........................................    3.5
Secretary of State.....................................    1.5
Securities Act.........................................    3.5
Shares.................................................    Recitals
Special Meeting........................................    1.9(a)

Stockholders Agreement.................................    Recitals
Subsidiary.............................................    3.0
Superior Proposal......................................    5.4(b)
Surviving Corporation..................................    1.4
Takeover Proposal......................................    5.4(b)
Tax....................................................    3.12(c)
Taxes..................................................    3.12(c)
Tax Return.............................................    3.12(c)
Termination Fee........................................    8.1(b)
Title IV Plan`.........................................    3.11(a)
Trademarks.............................................    3.13(c)
Transactions...........................................    Recitals
Voting Debt............................................    3.2(b)

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of September 11, 1997 (the "Agreement"), by and among The Hain Food Group, Inc., a Delaware corporation
----------
("Parent"), Hain Acquisition Corp., a Delaware corporation and a wholly owned
--------
subsidiary of Parent (the "Purchaser"), and Westbrae Natural, Inc., a Delaware
                           ---------
corporation (the "Company").
                  -------

          WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such acquisition, Parent proposes to cause the Purchaser to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the issued and
                                     -----
outstanding shares (the "Shares") of Common Stock, par value $0.01 per share, of
                         ------
the Company (the "Common Stock"), at a price per share of Common Stock of
                  ------------
$3.625, net to the seller in cash (the "Offer Price"), upon the terms and
                                        -----------
subject to the conditions set forth in this Agreement;

          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Purchaser and certain stockholders of the Company are entering into a stockholders agreement (the "Stockholders Agreement") in the
                                             ----------------------
form attached hereto as Exhibit 1 pursuant to which such stockholders shall agree to take certain actions to support the transactions contemplated by this Agreement;

          WHEREAS, the Board of Directors of the Company has (a) determined that the Offer and the Merger (as defined below) are fair to and in the best interests of the stockholders of the Company, (b) approved (i) the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement, (ii) the Offer and the Merger, (iii) this Agreement and the transactions contemplated hereby and (iv) the transactions contemplated by the Stockholder Agreement (collectively, the "Transactions") and (c) resolved to
                                          ------------
recommend acceptance of the Offer and adoption of this Agreement by such stockholders;

          WHEREAS, the respective Boards of Directors of Parent, the Purchaser and the Company have approved the merger of the Purchaser into the Company (the "Merger"), on the terms and subject to the conditions set forth in this
 ------
Agreement, whereby, each issued and outstanding share of Common Stock not owned directly or indirectly by Parent or the Company, except shares of Common Stock held by persons who object to the Merger and comply with all the provisions of Delaware law concerning the right of holders of Common Stock to dissent from the Merger and require appraisal of their shares of Common Stock ("Dissenting Stockholders"), shall be converted into the right to receive the
  ---------- ------------
per share consideration paid pursuant to the Offer; and

          WHEREAS, Parent, the Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I


                              THE OFFER AND MERGER

          Section 1.1  The Offer.
                       ---------

          (a) Subject to the provisions of this Agreement, as promptly as practicable but in no event later than five business days after the announcement of the execution of this Agreement, the Purchaser shall, and Parent shall cause the Purchaser to, commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer.
                                                  ------------
The obligation of the Purchaser to, and of Parent to cause the Purchaser to, accept for payment, and pay for, any shares of Common Stock tendered pursuant to the Offer shall be subject to the (i) the Minimum Condition (as defined in Annex
A), (ii) the condition that the Purchaser shall have received the Financing (as defined below) contemplated by the commitment letter dated September 11, 1997 (the "Financing Commitment Letter"), pursuant to which, subject to certain terms
      ---------------------------
and conditions thereof, the lenders named therein have committed to provide all of the Financing (the "Financing") necessary to consummate the Offering and the
                       ---------
Merger and the transactions contemplated hereby (the "Financing Condition") and
                                                      -------------------
(iii) conditions set forth in Annex A attached hereto and to the other conditions of this Agreement. On the terms and subject to the conditions of the Offer and this Agreement, the Purchaser shall, and Parent shall cause the Purchaser to, pay for all shares of Common Stock validly tendered and not withdrawn pursuant to the Offer that the Purchaser becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer. The Purchaser expressly reserves the right to modify the terms of the Offer and to waive any condition of the Offer, except that, without the consent of the Company, the Purchaser shall not (i) reduce the number of shares of Common Stock subject to the Offer, (ii) reduce the price per share of Common Stock to be paid pursuant to the Offer, (iii) modify or add to the conditions set forth in Annex A or otherwise amend the Offer in any manner materially adverse to the Company's stockholders, (iv) except as provided in the next two sentences, extend the Offer, or (v) change the form of consideration payable in the Offer.

Notwithstanding the foregoing, the Purchaser may, without the consent of the Company, (i) extend the Offer for a period of not more than 10 business days beyond the initial expiration date of the Offer (which initial expiration date shall be 20 business days following commencement of the Offer), if on the date of such extension less than 90% of the outstanding shares of Common Stock have been validly tendered and not properly withdrawn pursuant to the Offer, (ii) extend the Offer from time to time if at the initial expiration date or any extension thereof the Minimum Condition or any of the other conditions to the Purchaser's obligation to purchase shares of Common Stock set forth in paragraphs (a), (b) and (e) of Annex A shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (iii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable
                                         ---
to the Offer and (iv) extend the Offer for any reason for a period of not more than 10 business days beyond the latest expiration date that would otherwise be permitted under clause (i), (ii) or (iii) of this sentence. In addition, the Purchaser shall at the request of the Company extend the Offer for five business days if at any scheduled expiration date of the Offer any of the conditions to the Purchaser's obligation to purchase shares of Common Stock shall not be satisfied; provided, however, that the Purchaser shall not be required to extend the Offer beyond November 30, 1997.

          (b) As soon as practicable on the date the Offer is commenced, Parent and the Purchaser shall file with the SEC a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-l"). The Schedule
                                                 --------------
14D-1 will include disclosure sufficient to satisfy the requirements of Rule 13e-3 under the Exchange Act. The Schedule 14D-1 will include, as exhibits, the offer to purchase pursuant to which the Offer shall be made (the "Offer to
                                                                  --------
Purchase") and a form of letter of transmittal and summary advertisement
--------
(collectively, together with any amendments and supplements thereto, the "Offer
                                                                          -----
Documents"). The Offer Documents will comply in all material respects with the
---------
provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents. The Company shall furnish to Parent and the Purchaser all information concerning the Company and its affiliates required to be set forth in the Offer Documents. The information supplied by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents and by Parent or the Purchaser to the Company, in writing, expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not, at the time so provided, contain any untrue statement of a material fact or omit to state any material fact re-quired to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 (including, without limitation, all documents filed therewith as exhibits) before it is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel in writing with any comments, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          Section 1.2  Company Actions.
                       ---------------

          (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company (the "Company Board"), at
                                                            -------------
a meeting duly called and held, have (i) determined that the terms of the Offer and the Merger and the other Transactions are fair to and in the best interests of the Stockholders of the Company, (ii) approved (A) the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement and (B) the Offer, the Merger and the other Transactions, (iii) approved this Agreement, and (iv) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended if, in the opinion of the Board of Directors, only after receipt of advice from outside legal counsel, failure to withdraw, modify or amend such recommendation would reasonably be expected to result in the Board of Directors violating its fiduciary duties to the Company's stockholders under applicable law and the Company pays the fees and expenses required by Section 8.1 hereof. The Company represents that the Company Board has approved the acquisition of Shares by the Purchaser pursuant to the Offer, the Merger and the Stockholders Agreement.

          (b) Concurrently with the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions
                       --------------
of Section 5.4(b), contain the recommendation re-ferred to in clause (iv) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's Stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the
Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

          (c) In connection with the Offer, the Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing, or computer file containing the names and addresses of all recordholders of the Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance, and cause its representatives and advisors to provide such assistance, as the Purchaser or its agents may reasonably request in communicating the Offer to stockholders of the Company.

          Section 1.3  Directors.
                       ---------

          (a) Promptly upon the purchase of and payment for any Shares by Parent or any of its subsidiaries which represents at least a majority of the outstanding Shares (on a fully diluted basis, as defined in Section 1.1(a)), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as is equal to the product of the total number of directors on such Company Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of the Purchaser, use its best reasonable efforts promptly either to increase the size of the Company Board or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected to the Company Board, and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall, if requested by Parent, also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company Board of (i) each committee of the Company Board, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 3.1) of the Company and (iii) each committee (or similar body) of each such board.

          (b)  The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-l promulgated thereunder in order to fulfill its obligations under Section 1.3(a), including mailing to stockholders together with Schedule 14D-9 the information required by such
Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company Board. Parent or the Purchaser will supply the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3 are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

          (c) In the event that Parent's designees are elected to the Company Board, until the Effective Time (as defined below), the Company Board shall have at least two directors who are directors on the date hereof (the "Independent
                                                                  -----------
Directors"); provided that, in such event, if the number of Independent
---------
Directors shall be reduced below two for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate two persons to fill such vacancies who shall not be stockholders, affiliates or associates of Parent or the Purchaser and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company Board, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement by the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, or (c) take any other action by the Company Board under or in connection with this Agreement.

          Section 1.4  The Merger.  Subject to the terms and conditions of this
                       ----------
Agreement, at the Effective Time (as defined in Section 1.5 hereof), the Company and the Purchaser shall consummate the Merger pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. Pursuant to the Merger, (x) the certificate of incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation (the "Certificate of Incorporation") of the
                                       -----------------------------
Surviving Corporation (as defined below), except that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall read in its entirety as follows: "FIRST: The name of the corporation is Westbrae Natural, Inc." and (y) the by-laws of the Purchaser (the "By-laws"), as in effect
                                                 -------
immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation and such By-laws. The corporation surviving the Merger is sometimes hereafter referred to as the "Surviving Corporation." The Merger
                                        --------- -----------
shall have the effects set forth in the Delaware General Corporation Law ( the "DGCL").

          Section 1.5  Effective Time.  Parent, the Purchaser and the Company
                       --------------
will cause a Certificate of Merger or, if applicable, Certificate of Ownership and Merger (the "Certificate of Merger") to be executed and filed on the date of
                 ---------------------
the Closing (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become
-------------------
effective on the date on which the Certificate of Merger has been duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."
        --------------

          Section 1.6  Closing.  The closing of the Merger (the "Closing") will
                       -------                                   -------
take place at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the first business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing
                                                                        -------
Date") and in any event, no later than December 31, 1997, at the offices of
----
Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, unless another date or place is agreed to in writing by the parties hereto.

          Section 1.7  Directors of the Surviving Corporation.  The directors of
                       --------------------------------------
the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-laws.

          Section 1.8  Officers of the Surviving Corporation.  Except as set
                       -------------------------------------
forth on Schedule 1.8 hereto, the officers of the Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation or the By-laws.

          Section 1.9  Stockholders' Meeting.
                       ---------------------

          (a) If required by applicable law in order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

            (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable
                            ---------------
     following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

            (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its
                                 ---------------
     stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

            (iii) include in the Proxy Statement the recommendation of the Company Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

          (b) Parent shall vote, or cause to be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the approval and adoption of this Agreement.

          Section 1.10  Merger Without Meeting of Stockholders.  Notwithstanding
                        --------------------------------------
Section 1.9 hereof, in the event that Parent, the Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE II


                            CONVERSION OF SECURITIES

          Section 2.1  Conversion of Capital Stock.  As of the Effective Time,
                       ---------------------------
by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):
      ----------------------

          (a)  The Purchaser Common Stock.  Each issued and outstanding share of
               --------------------------
     the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b)  Cancellation of Treasury Stock and Parent-Owned Stock.  All
               -----------------------------------------------------
     Shares that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

          (c)  Conversion of Shares.  Each issued and outstanding Share and
              ---------------------
     Shares, if any, subject to outstanding options then outstanding not theretofore cancelled as provided in Section 2.4 hereof (other than Shares to be cancelled in accordance with Section 2.1(b) and any Shares which are held by Dissenting Stockholders shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly
           --------------------
     representing such Share in the manner provided in Section 2.2. All such Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

          Section 2.2  Exchange of Certificates.
                       ------------------------

          (a)  Paying Agent.  Parent shall designate a bank or trust company
               ------------
reasonably acceptable to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive in trust
                                           ------------
the funds to which holders of the Shares shall become entitled pursuant to
Section 2.1(c). Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

          (b)  Exchange Procedures.  As soon as reasonably practicable after the
               -------------------
Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into
      ------------
the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

          (c)  Transfer Books; No Further Ownership Rights in the Shares.  At
               ---------------------------------------------------------
the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

          (d)  Termination of Fund; No Liability.  At any time following six
               ---------------------------------
months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Considera-tion delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e)  Lost, Stolen or Destroyed Certificates.  In the event any
               --------------------------------------
Certificate for Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate $3.625 per Share pursuant to Section 2.2(b) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

          Section 2.3  Dissenters' Rights.  Notwithstanding anything in this
                       ------------------
Agreement to the contrary, Dissenting Stockholders who shall not have voted such Shares in favor of the Merger and who shall have delivered to the Company a written objection to the Merger in the manner provided by Section 262 of the DGCL or, if the Merger is effected pursuant to Section 253 of the DGCL, made a written demand for payment of the fair value of his or her Shares ("Dissenting
                                                                    ----------
Shares"), shall not be converted into the right to receive the Merger
------
Consideration unless and until such holder fails to perfect or effectively withdraws or loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraw or loses his right to appraisal, such Shares shall be deemed to have been converted as of the Effective Time into a right to receive the Merger Consideration, without interest. The Company shall give the Parent or the Purchaser prompt notice of any notices of objection to the Merger received by the Company, and of any demands received by the Company for payment for any Shares pursuant to Section 262 of the DGCL, and the Parent or the Purchaser shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, make any payment with respect to, or offer to settle, any such demands.

          Section 2.4  Company Plans.
                       -------------

          (a) Immediately prior to the Effective Time, each outstanding employee stock option to purchase Shares (a "Company Option") granted under the
                                             --------------
Company's 1988 Stock Option Plan, the Company's 1996 Incentive Stock Plan and granted as certain executive and director non-statutory options (collectively, "Option Plans and Awards"), shall be surrendered to the Company and shall be
------------------------
forthwith cancelled and the Purchaser shall provide the Company with funds sufficient to pay to each holder of a Company Option, by check, an amount equal to (i) the product of the number of the Shares which are issuable upon exercise of such Company Option, multiplied by the Offer Price, less (ii) the aggregate exercise price of such Company Option. Prior to the Closing, the Company shall use its best efforts to take all actions

(including, without limitation, soliciting any necessary consents from the holders of the Company Options) required to effect the matters set forth in this
Section 2.4, including the surrender, cancellation and payment in consideration for the Company Options described in this Section 2.4(a). The Company shall withhold all income or other taxes as required under applicable law prior to distribution of the cash amount received under this Section 2.4(a) to the holders of Company Options.

          (b) Except as may be otherwise agreed to by Parent or the Purchaser and the Company, the Company's Option Plans and Awards shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time and no holder of Company Options or any participant in the Option Plans and Awards or any other plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

          Section 2.5  Company Subordinated Debt.  Immediately prior to the
                       -------------------------
Effective Time, Parent shall cause the Company to redeem all of the Company's 8% Senior Subordinated Notes A and 8% Senior Subordinated Notes B (collectively, the "Notes") in an amount equivalent to the outstanding principal amount thereof
     -----
and accrued and unpaid interest thereon but not in excess of $2.2 million.

                                  ARTICLE III


                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          To induce the Parent and the Purchaser to enter into and perform their respective obligations under this Agreement, the Company hereby represents and warrants to the Parent and the Purchaser that (except as set forth on the attached disclosure schedule attached hereto as Schedule 1 (the "Disclosure
                                                ----------       ----------
Schedule") or as otherwise disclosed in the Company's Annual Report on Form 10-K
--------
for the fiscal year ended December 31, 1996, its Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 1997 and June 30, 1997 and its Notice of Annual Meeting of Shareholders dated June 17, 1997 and related Information Statement (collectively with the Disclosure Schedule, the "Disclosure
                                                           ----------
Documents") as filed by the Company with the SEC under the Exchange Act) each of the following statements is true and correct. As used in this Agreement, the term "Material Adverse Effect" means any event or series of events which,
      -----------------------
individually or in the aggregate, may reasonably be expected to result in a material adverse change in, or a material adverse effect upon, (1) the operations, business, properties or condition (financial or otherwise) of the Company or any Subsidiary, (2) the ability of the Company to perform its obligations hereunder, or (3) the legality, validity, binding effect or enforceability of this Agreement. As used in this Agreement, the term

"Subsidiary" shall mean all corporations or other entities in which the Company
-----------
or the Parent, as the case may be, owns, directly or indirectly, a majority of the issued and outstanding capital stock or similar interests or has the right to elect a majority of the members of the Board of Directors or similar governing body.

          Section 3.1  Organization.  (a)  Each of the Company and its
                       ------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Material Adverse Effect. Section 3.1(b) of the Disclosure Schedule contains a correct and complete list of each of the Company's Subsidiaries, the jurisdiction where each such Subsidiary is organized and the percentage of outstanding capital stock of such Subsidiary that is directly or indirectly owned by the Company. Except as set forth in Section 3.1(b) of the Disclosure Schedule, the Company does not own (i) any equity interest in any corporation or other entity or (ii) marketable securities where the Company's equity interest in any entity exceeds five percent of the outstanding equity of such entity on the date hereof.

          Section 3.2  Capitalization.
                       --------------

          (a) The authorized capital stock of the Company consists of 30,000,000 Shares and 500,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof, (i) 5,950,588 Shares are
            ---------------
issued and outstanding, (ii) 292,066 Shares are issued and held in the treasury of the Company, (iii) no shares of Preferred Stock are issued and outstanding, and (iv) 1,089,875 Shares are reserved for issuance to officers, directors and employees pursuant to the Option Plans and Awards, of which no Shares have been issued pursuant to option exercises and 1,008,875 Shares are subject to outstanding, unexercised options. Section 3.2(a) of the Disclosure Schedule sets forth a true and complete list of the holders of Company Options, including such person's name, the number of options (vested, unvested and total) held by such person and the exercise price for each such option. Since the date hereof, the Company has not issued or granted additional options under the Options Plans. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable.

          (b) Except as disclosed in Section 3.2(b) of the Disclosure Schedule, there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting
                                                                    ------
Debt") of the Company or any of its Subsidiaries issued and outstanding.

          (c) Except as set forth above, except as described in Section 3.2(c) of the Disclosure Schedule and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) except as set forth above, except as set forth in Section 3.2(c) of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity other than loans to Subsidiaries in the ordinary course of business.

          (d) Except as set forth in Section 3.2(d) of the Disclosure Schedule, all of the outstanding shares of capital stock of each of the Subsidiaries are beneficially owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, claims or encumbrances of whatever nature ("Encumbrances").
                                                     ------------

          (e) There are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

          Section 3.3  Authorization; Validity of Agreement.  The Company has
                       ------------------------------------
full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized by its Board of Directors and, except for obtaining the approval of its Stockholders as contemplated by Sec-tion 1.9 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          Section 3.4  No Conflict.
                       -----------

          (a) Except as set forth in Section 3.4(a) of the Disclosure Schedule, none of the execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the Transactions or the compliance by the Company with any of the provisions hereof do not, and the performance of this Agreement will not (i) violate the [Restated and Amended] Certificate of Incorporation or By-laws of the Company or the certificate or articles of incorporation or organization or by-laws of any of its Subsidiaries, or (ii) conflict with or result in a violation or breach of any terms or provisions of, or constitute (with or without due notice, lapse of time or both) a default or give rise to a right of acceleration, cancellation or termination under, or result in the creation or imposition of any lien, security interest, mortgage, or encumbrance (collectively, "Lien") upon any properties of the Company or any
                               ----
Subsidiary under any Contract (as defined in Section 3.10(a)) or Permit (as defined in Section 3.10 (b)) or other instrument to which the Company or any Subsidiary is a party or by which any of their properties are bound or any existing applicable statute, ordinance, law, rule, regulation, judgment, order or decree of any court, governmental instrumentality or regulatory body, agency or authority having jurisdiction over the Company, any Subsidiary or any of their properties.

          (b) Section 3.4(b) of the Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained in connection with this Agreement under the Company Agreements prior to the consummation of the transactions contemplated by this Agreement, except such third party consents and approvals the failure of which to obtain would not have a Company Material Adverse Effect.

          Section 3.5  SEC Reports and Financial Statements.
                       ------------------------------------

          (a) The Company has timely filed with the SEC, and has heretofore made available to Parent, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since January 1, 1994 under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of
      --------------
their filing, collectively, the "SEC Documents"). As of their respective dates
                                 -------------
or, if amended, as of the date of the last such amendment, the SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC.

          (b) The financial statements of the Company included in the SEC Documents (the "Financial Statements") have been prepared from, and are in
                --------------------
accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the
                                 ----
period involved and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein.

          (c) The Company has delivered to the Parent an unaudited consolidated Balance Sheet as of June 30, 1997 (the "Interim Balance Sheet") and related
                                        ---------------------
consolidated statements of operations for the period then ended (the "Interim
                                                                      -------
Financial Statements").  Such Interim Financial Statements were prepared in
--------------------
accordance with generally accepted accounting principles applied on a consistent basis (except for footnotes thereto and for the consolidated statement of shareholders' equity) and fairly present in all material respects the financial position of the Company and the Subsidiaries as of such date and the results of operations of the Company and the Subsidiaries for the periods ending on such dates.

          Section 3.6  Absence of Certain Changes.  Except as set forth in
                       --------------------------
Section 3.6 of the Disclosure Schedule or in the SEC Documents filed prior to the date hereof, since December 31, 1996, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course and there has not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having, individually or in the aggregate, a Material Adverse Effect and the Company has not taken any action which would have been prohibited under Section
5.1 hereof.

          Section 3.7  No Undisclosed Liabilities.  Except (a) as disclosed in
                       --------------------------
the Financial Statements and (b) for liabilities and obligations (i) incurred in the ordinary course of business and consistent with past practice since December 31, 1996, or (ii) as otherwise disclosed in Section 3.7 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a Material Adverse Effect or that would be required by GAAP to be reflected in, reserved against or otherwise described in a consolidated balance sheet of the Company (including the notes thereto).

          Section 3.8  Litigation.  Except as set forth in Section 3.8 of the
                       ----------
Disclosure Schedule, there are no suits, claims, actions, proceedings, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity")
                                                         -------------------
that, either individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect.

          Section 3.9  Liens; Insurance.  Except as set forth in Section 3.9 of
                       ----------------
the Disclosure Schedule, all properties owned or leased by the Company or the Subsidiaries are free and clear of all liens, charges or other encumbrances except for (a) mechanics', carriers', workers' and other similar liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable, (b) liens for current taxes not yet due and payable or being contested in good faith by appropriate means, (c) liens reflected in the Financial Statements and/or the Interim Financial Statements, and (d) liens which in the aggregate do not materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any Subsidiary. All of the assets which are material to the business of the Company or any Subsidiary are in good condition in accordance with industry practice (subject to normal wear and tear). As of December 31, 1996, the insurance coverage respecting the Company and its Subsidiaries was reasonably adequate for the respective assets, business and operations of the Company and its Subsidiaries and was maintained with financially sound and reputable insurers. The assets, business and operations insured by the Company and its Subsidiaries are of the kind customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated and such insurance is of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Since December 31, 1996, each of the Company and its Subsidiaries has maintained all existing insurance policies (including without limitation, policies relating to workers' compensation). Except as set forth on Section 3.9 of the Disclosure Schedule, neither the Company nor any of the Subsidiaries is in default (other than a default which does not affect the obligation of the insurer to make payment on the policy) with respect to any provisions or requirements of any insurance policy nor have they failed to give any notice or present any material claim thereunder in due and timely fashion, other than such defaults and failures, which individually or in the aggregate, would not have a Material Adverse Effect.

          Section 3.10  Contracts; Permits.
                        ------------------

          (a)  Contracts.  Section 3.10(a) of the Disclosure Schedule sets forth
               ---------
a complete and accurate list of all material contracts, loan agreements, mortgages, notes, bonds, security agreements, leases, agreements, instruments and understandings, whether written or oral (collectively, "Contracts") binding
                                                            ---------
upon the Company or any Subsidiary. Each Contract is in full force and effect and constitutes a valid and binding obligation enforceable in accordance with its terms, and no event has occurred that would constitute a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to any Contract (presently, with the giving of notice or the passage of time). Except as set forth in Section 3.4(a) of the Disclosure Schedule, no contract will be terminated or otherwise adversely affected by virtue of the consummation of any transaction contemplated by this Agreement.

          (b)  Permits.  Section 3.10(b) of the Disclosure Schedule sets forth a
               -------
complete and accurate list of all federal, state and local governmental licenses, permits, authorizations and approvals (collectively, "Permits") held
                                                                -------
by the Company or any Subsidiary. Each Permit is in full force and effect without violation and no actions are pending or threatened to revoke or limit any Permit. Except as set forth in Section 3.4(a) of the Disclosure Schedule, No Permit will be terminated or otherwise adversely affected by virtue of the consummation of any transaction contemplated by this Agreement.

          (c)  Employees.  Except as set forth in the SEC Filings filed with the
               ---------
SEC prior to the date hereof or in Section 3.10(c) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to or bound by any written or formal contract, agreement or policy for the employment of any director, officer or employee of the Company or any Subsidiary.

          (d)  Certain Agreements.  Except as set forth on Section 3.10(d) of
               ------------------
the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement or arrangement that contains any "change in control" provisions.

          Section 3.11  Employee Benefit Plans.
                        ----------------------

          (a)  For purposes of this Agreement, the term "Plans" shall include:
                                                         -----
each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other 'welfare' plan, fund or program (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other
                          -----
'pension' plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contrib-
uted to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a
     ----- ---------
single employer within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary (the "Plans"). Each
 -----
of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Internal Revenue Code of 1986, as amended (the "Code") is hereinafter
                                                       ----
referred to in this Section 3.11 as a "Title IV Plan." Neither the Company, any
                                       -------------
Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary.

          (b) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability. No Plan is a Title IV Plan.

          (c) Neither the Company or any Subsidiary, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary, any Plan, any such trust, or any trustee or administrator (as defined in Section 3(16)(A) of ERISA) thereof, or any party in interest (as defined in ERISA Section 3(14)) or fiduciary with respect to any Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code, which would be material in amount.

          (d) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

          (e)  Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to the qualified status of such Plan under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986, and nothing has occurred since the issuance of such letter which could reasonably be expected to cause the loss of the tax-qualified status of such Plan and the related trust maintained.

          (f) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or

(iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary) or (iv) post-death exercise periods in effect under outstanding Company Options.

          (g) Except as set forth in Section 3.11 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (h) There are no pending, or to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits) which would have a material adverse effect upon the Plans or a Material Adverse Effect.

          Section 3.12  Taxes.
                        -----

          (a) Each of the Company and each of its Subsidiaries has filed all Tax Returns required to be filed by it or duly obtained extensions, except to the extent that a failure to file, in the individual or in the aggregate, would not result in a Material Adverse Effect. All such Tax Returns are complete and correct in all respects, other than any inaccuracy or incompleteness that, in the individual or in the aggregate, would not result in a Material Adverse Effect. The Company and each of its Subsidiaries has timely paid (or the Company has timely paid on its Subsidiaries' behalf) all Taxes shown to be due on such returns and reports. The Company and each of its Subsidiaries has timely paid (or the Company has timely paid on its Subsidiaries' behalf) all Taxes for which no return was required to be filed, except to the extent that a failure to pay, in the individual or in the aggregate, would not result in a Material Adverse Effect. All Taxes not previously paid that are attributable to any period or portion thereof ending on the date hereof do not exceed the reserve in the Financial Statements for Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements by an amount that would result in a Material Adverse Effect. All liabilities for Taxes incurred by the Company or any of its Subsidiaries since the date of the Company's balance sheet dated December 31, 1996 included in the financial statements (the "Balance Sheet") have been
                                                -------------
incurred in the ordinary course of business consistent with past practice, other than any liabilities for taxes that, individually or in the aggregate, would not result in a Material Adverse Effect. No deficiencies for any Taxes have been proposed, asserted, assessed or threatened against the Company or any of its Subsidiaries in writing that would have a Material Adverse Effect, and no requests for waivers of the time to assess or collect any such Taxes are pending. No Tax Returns of the Company and or any its Subsidiaries consolidated in such returns have not been examined or audited by the United States Internal Revenue Service or any other taxing authority since 1986.

          (b) Neither the Company nor any of its Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of
Section 280G of the Code.

          (c) As used in this Agreement, the following terms shall have the following meanings:

           (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, duties,
                ---      -----
     levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto; and

           (ii) "Tax Return" shall mean any return, declaration, report, claim
                 ----------
     for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Section 3.13  Intellectual Property.
                        ---------------------

          (a) Disclosure Schedule 3.13(a) sets forth a complete and accurate list of all the Intellectual Property (as defined below) owned or licensed by the Company and its Subsidiaries. To the best knowledge of the Company, the Company and its Subsidiaries own or have adequate rights to use all items of Intellectual Property utilized in the conduct of the business of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted, free and clear of all Encumbrances (other than Encumbrances which, individually or in the aggregate, are not expected to have a Material Adverse Effect).

          (b) To the best knowledge of the Company, the conduct of the Company's and its Subsidiaries' business and the Intellectual Property owned or used by the Company and its Subsidiaries, do not infringe any Intellectual Property rights or any other proprietary right of any person other than infringements which, individually or in the aggregate, are not expected to have a Material Adverse Effect. The Company and its Subsidiaries have received no notice of any allegations or threats that the Company's and its Subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any third party other than infringements or conflicts which individually or in the aggregate are not expected to have a Material Adverse Effect.

          (c)  As used in this Agreement, "Intellectual Property" means all of
                                           ---------------------
the following: (i) U.S. and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same (the "Trademarks"); (ii) issued U.S. and foreign patents and pending
               ----------
patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention and like statutory rights (the "Patents"); (iii) U.S. and foreign registered and unregistered copyrights
      -------
(including, but not limited to, those in computer software and databases) rights of publicity and all registrations and applications to register the same (the "Copyrights"); (iv) all categories of trade secrets as defined in the Uniform
 ----------
Trade Secrets Act including, but not limited to, business information; (v) all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, rights of publicity or Copyrights, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing (the "Licenses").
                                  --------

          Section 3.14  Employment Matters.  Neither the Company nor any of its
                        ------------------
Subsidiaries has experienced any strikes, collective labor grievances, other collective bargaining disputes or claims of unfair labor practices in the last five years. To the Company's knowledge, there is no organizational effort currently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries.

          Section 3.15  Compliance with Laws.  To the best knowledge of the
                        --------------------
Company, the Company and its Subsidiaries are in material compliance with, and have not violated in any material respect any applicable law, rule or regulation of any United States federal, state, local, or foreign government or agency thereof which affects the business, properties or assets of the Company and its Subsidiaries. No notice, charge, claim, inquiry, investigation action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any such violation. To the knowledge of the Company, all licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a Material Adverse Effect.

          Section 3.16  Vote Required.  The affirmative vote of the holders of a
                        -------------
majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock which may be necessary to approve this Agreement or any of the Transactions.

          Section 3.17  Environmental Matters.  Except as set forth on Section
                        ---------------------
3.17 of the Disclosure Schedule:

          (a) The Company and its Subsidiaries have obtained and currently maintain all material licenses, permits, certificates and other authorizations (the "Environmental Permits") which are currently required
                          ---------------------
     with respect to their respective operations under
     federal, state, local and foreign laws and regulations now in existence relating to pollution or protection of public or employee health or the environment, including, without limitation, laws and regulations relating to emissions, discharges or releases of any "Hazardous Substance" (as defined below) into the environment (including, without limitation, ambient air, indoor air, surface water, groundwater, drinking water supply, land surface or subsurface strata located both on and off-site) or otherwise relating to the manufacture, processing, distribution, generation, use, removal, abatement, remediation, treatment, storage, disposal, transport, handling, import or export of any Hazardous Substance (the "Environmental
                                                                 -------------
     Laws"). The term "Hazardous Substance" shall mean
     ----              -------------------
     any toxic or hazardous substances, constituents, pollutants, contaminants or wastes, including, without limitation, asbestos, polychlorinated biphenyls ("PCB"), petroleum or any petroleum products or wastes regulated
                 ---
     under applicable Environmental Laws. The Company has not been notified in writing by any governmental entity that any of the Environmental Permits will or may be revoked, rescinded, annulled or otherwise terminated.

          (b) To the best knowledge of the Company, each of the Company and its Subsidiaries is in compliance with the terms and conditions of all applicable Environmental Permits and Environmental Laws.

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, order, investigation, proceeding, notice or demand letter received by or pending or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary under any Environmental Law or any order, decree, judgment or injunction entered or approved under such Environmental Law.

          (d) To the knowledge of the Company, there has been no release, storage, treatment or disposal of any Hazardous Substance from, into, at or on any real property owned or leased by the Company or any Subsidiary which has resulted in or would reasonably be expected to result in a material violation by the Company or any Subsidiary under the Environmental Laws.

          (e) There are no above- or underground storage tanks or PCB containing transformers on, about or beneath any real property owned or leased by the Company or any Subsidiary, nor were there any at any real property formerly utilized by the Company.

          (f) To the knowledge of the Company, there are no conditions on, about, beneath or arising from any real property currently or formerly owned or leased by the Company or any Subsidiary which might, under any Environmental Law, result in any liability or the imposition of a statutory lien, or which would or may require any

     "response," "removal" or "remedial action" as defined in any Environmental Law, or any other action, including, without limitation, reporting, monitoring, clean-up or contribution of funds.

          (g) The Company has made available to Parent for review copies of all environmental reports or studies in its possession prepared since January 1, 1994.

          Section 3.18  Accounts Receivable.  All accounts receivable reflected
                        -------------------
on the Balance Sheet are valid receivables arising in the ordinary course of business, subject to normal reserves for bad debts, returns, allowances and customer promotional allowances reflected on the Balance Sheet, and, to the Company's knowledge, are subject to no setoffs or counterclaims except as reflected on the Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since December 31, 1996 are valid receivables, arising in the ordinary course of business, subject to normal reserves for bad debts, returns and allowances and, to the Company's knowledge, are subject to no material setoffs or counterclaims except as set forth on the Interim Balance Sheet.

          Section 3.19  Inventory.  All inventory of the Company is valued on
                        ---------
the Company's books and records at the lower of cost or market. Obsolete items and items of below standard quality have been written off or written down to their net realizable value on the books and records of the Company. Subject to reserves reflected on the Balance Sheet and the Interim Balance Sheet, all such inventory consisting of raw materials or packaging is usable in the ordinary course of business, and all such inventory consisting of finished goods is, and all such inventory consisting of work in process will upon completion be, of merchantable quality, meeting all material contractual, and all Food and Drug Administration and Nutrition Labeling and Education Act of 1990 requirements, and is, or in the case of work in process, will be, saleable in the ordinary course of business.

          Section 3.20  Product Warranty.  Except as set forth on Section 3.20
                        ----------------
of the Disclosure Schedule, (a) the Company has not agreed to become or, to its knowledge, otherwise is not responsible for consequential damages (exclusive of responsibilities imposed by law) and has not made any express warranties to third parties with respect to any products created, manufactured, sold, distributed or licensed, or any services rendered, by the Company; (b) there are no warranties (express or implied) outstanding with respect to any such product or products or services other than any such implied by law pursuant to Sections 2-312, 2-313(b) and 2-314 of the UCC or the Company's customer purchase order or contract forms, or the Company's order information forms; (c) there are no material design, manufacturing or other defects, latent or otherwise, with respect to any such products; and (d) such products are nontoxic. The Company has not modified or expanded its warranty obligation to any customer beyond that set forth in the exceptions described above or in Section 3.20 of the Disclosure Schedule. Except as set forth in Section 3.20 of the Disclosure Schedule, no products have been sold or distributed by the Company under an understanding that such products would be returnable other than in accordance with the Company's written standard returns policy.

          Section 3.21  Information in Proxy Statement.  The Proxy Statement, if
                        ------------------------------
any (or any amendment thereof or supplement thereto), will, at the date mailed to Company stockholders and at the time of the meeting of Company stockholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

          Section 3.22  Brokers or Finders; Schedule of Fees and Expenses.
                        -------------------------------------------------
Except as set forth in Section 3.22 of the Disclosure Schedule, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company's current estimate of fees and expenses incurred and to be incurred by the Company in connection with this Agreement and the Transactions (including the fees of the Company's legal counsel) are set forth in Section 3.22 of the Disclosure Schedule.

                                   ARTICLE IV


                         REPRESENTATIONS AND WARRANTIES

                          OF PARENT AND THE PURCHASER
                        -----------------------------------

          To induce the Company to enter into and perform its obligations under this Agreement, the Parent and the Purchaser each hereby represent and warrant to the Company as follows:

          Section 4.1  Organization.  Each of Parent and the Purchaser is a
                       ------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

          Section 4.2  Authorization; Validity of Agreement.  Parent and the
                       ------------------------------------
Purchaser have full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and the Purchaser of this Agreement, and the consummation by it of the Transactions, have been duly authorized by their respective Boards of Directors and no other corporate action on the part of either Parent or the Purchaser is necessary to authorize the execution and delivery by Parent or the Purchaser of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by Parent and the Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser enforceable against it in accordance with its terms.

          Section 4.3  Brokers or Finders.  Except for CIBC Wood Gundy
                       ------------------
Securities Corp., which served as financial advisor to Parent in connection with the Transactions and will receive customary compensation in cash in consideration for its services in such capacity, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or the Purchaser.

          Section 4.4  Financing.  Parent shall have entered into, furnished to
                       ---------
the Company a copy of the Financing Commitment Letter and paid the related Commitment Issuance Fee (as defined in the Financing Commitment Letter). Subject to the terms and conditions specified therein, the Financing Commitment Letter will provide Purchaser with funds sufficient in amount to consummate the Offer and Merger and the transactions contemplated hereby. Parent shall take all actions reasonably required to consummate the transactions contemplated by the Financing Commitment Letter.

                                   ARTICLE V


                                   COVENANTS
                                   ---------

          Section 5.1  Conduct of Business.
                       -------------------

          (a)  Ordinary Course.  During the period from the date of this
               ---------------
Agreement to the earlier of the Effective Time of the Merger and the appointment or election of the Purchaser's designees to the Company Board pursuant to
Section 1.3 (such earlier time, the "Control Time"), the Company shall, and
                                     ------------
shall cause its Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as contemplated by this Agreement or otherwise approved in writing by Parent, during the period from the date of this Agreement to the Control Time, the Company shall not, and shall not permit any of its Subsidiaries to:

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned Subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (ii) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock (including shares issued and held in treasury), any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of Common Stock upon the exercise of Company Options outstanding on the date of this Agreement in accordance with their present terms;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, except purchases of inventory in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;

          (vi) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice and pursuant to existing agreements not to exceed in the aggregate $250,000, or (B)
     make any loans, advances or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Subsidiary of the Company except for travel advances and loans to employees in amounts not to exceed $10,000 in the aggregate;

          (vii) make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000;

          (viii) (A) grant to any officer of the Company or any of its Subsidiaries any increase in compensation, except as was required under employment agreements in effect as of December 31, 1996, (B) grant to any officer of the Company or any of its Subsidiaries any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1996, (C) enter into any employment, severance or termination agreement with any officer of the Company or any of its Subsidiaries or (D) amend any benefit plan in any respect;

          (ix) make any change in accounting methods, principles or practices materially affecting the Company's assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

          (x) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms;

          (xi) except in the ordinary course of business, modify, amend or terminate any material Contract or waive or release or assign any material rights or claims;

          (xii) make any material tax election or settle or compromise any material income tax liability; or

          (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b)  Other Actions.  The Company shall not, and shall not permit any
               -------------
of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 5.1, any of the conditions to the Offer set forth in Annex A, or any of the conditions to the Merger set forth in Article VI, not being satisfied.

          (c)  Advice of Changes.  The Company shall promptly advise Parent
               -----------------
orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Material Adverse Effect.

          Section 5.2  Access to Information; Confidentiality.
                       --------------------------------------

          (a) The Company shall, and shall cause each of its Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its Subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. All such information shall be held in accordance with the confidentiality agreements dated June 27, 1994 and August 20, 1997 (together, the "Confidentiality Agreement").
     -------------------------

          (b) Following the execution of this Agreement, Parent and the Company shall cooperate with each other and make all reasonable efforts to minimize any disruption to the business which may result from the announcement of the Transactions.

          Section 5.3  Consents and Approvals.
                       ----------------------

          (a) Each of the Company, Parent and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and the Purchaser will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

          (b) The Company and Parent shall take all reasonable actions necessary to file as soon as practicable, if applicable, notifications under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR
                                                                       ---
Act"), and to respond as
promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

          Section 5.4  No Solicitation.
                       ---------------

          (a) The Company shall not, nor shall it permit any officer or director of the Company or any officer or director of its Subsidiaries to, nor shall it authorize or permit, any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its Subsidiaries to, (i) solicit, initiate or encourage the submission of, any Takeover Proposal (as defined below), (ii) except as provided in Section 5.4(b), enter into any agreement with respect to any Takeover Proposal or (iii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to the Company, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that prior to the acceptance for payment of shares of Common Stock pursuant to the Offer, to the extent required by the fiduciary obligations of the Company Board, as determined in good faith by a majority of the members thereof based on the written advice of outside counsel, the Company may, in response to an unsolicited written bona fide Takeover Proposal that contains no financing condition from a person that the Company Board reasonably believes has the financial ability to make a Superior Proposal (as defined in Section 5.4(b)) subject to compliance with Section 5.4(c), furnish non-public information with respect to the Company to such person pursuant to a customary confidentiality agreement and participate in discussions or negotiations with such person. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any executive officer or director of the Company or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 5.4(a) by the Company. For purposes of this Agreement, "Takeover Proposal" means any written
                                           -----------------
proposal that contains no financing condition for a merger or other business combination involving the Company or any of its Subsidiaries or any proposal or offer to acquire in any manner, directly or indirectly, more than 20% of the equity securities of the Company or more than 20% of the Company's consolidated total assets, other than the Transactions.

          (b) Neither the Company Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by the Company Board or any such committee of the Offer, this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal. Notwithstanding the foregoing, the Company Board, to the extent required by the fiduciary obligations thereof, as determined in good faith by a majority of the members thereof based on the written advice of outside counsel, may approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger) a Superior Proposal. For purposes of
                                           -----------------
this Agreement, "Superior Proposal" means a bona fide Takeover Proposal made by a third party on terms which the Company Board determines in its good faith judgment to be more favorable to the Company's stockholders than the Offer and the Merger.

          (c) The Company promptly shall advise Parent orally and in writing of any Takeover Proposal or any inquiry with respect to or which could lead to any Takeover Proposal and the identity of the person making any such Takeover Proposal or inquiry. The Company shall keep Parent fully informed of the status and details of any such Takeover Proposal or inquiry. Nothing in this Section 5.4(c) shall require the Company or the Company Board to take any action that the Company Board determines in good faith, based on the written advice of outside counsel, would be inconsistent with the fiduciary duties of the Company Board.

          (d) Nothing in this Section 5.4 shall prevent the Company and the Company Board from complying with Rule 14e-2 under the Exchange Act, or issuing a communication meeting the requirements of Rule 14d-9(e) under the Exchange Act, with respect to any tender offer; provided, however, that the Company may not, except as permitted by Section 5.2(b), withdraw or modify its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

          Section 5.5  Additional Agreements.  Subject to the terms and
                       ---------------------
conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex A and Article VI, and to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall, and shall cause its representatives and advisors to, without cost to Parent or Purchaser, assist Parent and Purchaser in connection with their financing of the transactions contemplated hereby, including, without limitation, (i) making available on a timely basis any financial information of the Company and its Subsidiaries that may be requested, (ii) obtaining comfort letters and updates thereof from the Company's independent certified public accountants and opinion letters from the Company's attorneys, with such letters to be in customary form and to cover matters of the type customarily covered by accountants and attorneys in such financing transactions, if applicable, and (iii) making available representatives of the Company and its accountants and attorneys in connection with any such financing, including for purposes of due diligence and marketing efforts related thereto. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all such neces-sary actions. The Company shall use its reasonable best efforts to effect the retention of the individuals set forth in Section 5.5 of the Disclosure Schedule as employees of the Company following consummation of the Transactions.

          Section 5.6  Publicity.  The initial press release with respect to the
                       ---------
execution of this Agreement shall be a joint or separate press release(s) acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without the prior consultation of the other party, except as such party believes, after receiving the advice of outside counsel and notification to the other party, may be required by law or by any listing agreement with a national securities exchange or trading market.

          Section 5.7  Notification of Certain Matters.  The Company shall give
                       -------------------------------
prompt notice to Parent and Parent shall give prompt notice to the Company, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 5.8  Directors' and Officers' Indemnification.  For a period
                       ----------------------------------------
of not less than six years from the Effective Time of the Merger, parent will not modify the rights of the officer and directors of the Company and its Subsidiaries set forth on Section 5.8 of the Disclosure Schedule to indemnification and Parent and the Purchaser agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current directors or officers of the Company and its Subsidiaries as provided in their respective certificates or articles of incorporation or organization or by-laws shall survive the Merger and shall continue in full force and effect in accordance with their terms. Notwithstanding anything to the contrary provided herein, an indemnified party shall use his best efforts to obtain indemnification from any source other than Parent or the Purchaser from which he may be entitled thereto before seeking indemnification from Parent or the Purchaser. In the event any action is brought against any indemnified party for which such indemnified party seeks indemnity from Parent or the Purchaser, Parent shall have the right to appoint counsel for such indemnified party in such action and shall be entitled to direct the defense thereof.

                                   ARTICLE VI


                                   CONDITIONS
                                   ----------

          Section 6.1  Conditions to Each Party's Obligation to Effect the
                       ---------------------------------------------------
Merger.  The respective obligation of each party to effect the Merger shall be
------
subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or the Purchaser, as the case may be, to the extent permitted by applicable law:

          (a)  Stockholder Approval.  This Agreement shall have been approved
               --------------------
     and adopted by the requisite vote of the holders of the Shares, if required by applicable law, in order to consummate the Merger.

          (b)  Statutes; Court Orders.  No statute, rule or regulation shall
               ----------------------
     have been enacted or promulgated by any governmental authority which prohibits the consummation of the Merger; and there shall be no order or injunction of a court of competent jurisdiction in effect precluding consummation of the Merger.

          (c)  Purchase of Shares in Offer.  Parent, the Purchaser or their
               ---------------------------
     affiliates shall have purchased Shares pursuant to the Offer, except that this condition shall not apply if Parent, the Purchaser or their affiliates shall have failed to purchase Shares pursuant to the Offer in breach of their obligations under this Agreement.

          (d)  HSR Act.  The waiting period (and any extension thereof)
               -------
     applicable to the Merger under the HSR Act, if any, shall have been terminated or shall have expired.

          Section 6.2  Condition to Parent's and the Purchaser's Obligations to
                       --------------------------------------------------------
Effect the Merger.  The obligations of Parent and the Purchaser to consummate
-----------------
the Merger are further subject to the fulfillment of the condition that all actions contemplated by Section 2.4 hereof shall have been taken, which may be waived in whole or in part by Parent and the Purchaser.

                                  ARTICLE VII


                                  TERMINATION
                                  -----------

          Section 7.1  Termination.  This Agreement may be terminated and the
                       -----------
Transactions contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

          (a)  By the mutual written consent of Parent and the Company.

          (b)  By either of the Company or Parent:

               (i) if the Offer shall have expired without any Shares being purchased therein; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the Purchaser, as the case may be, to purchase the Shares pursuant to the Offer on or prior to such date;

               (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

               (iii) if the Offer has not been consummated prior to November 30, 1997; provided, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the Purchaser, as the case may be, to purchase Shares pursuant to the Offer on or prior to such date.

          (c) By the Company if (x) to the extent permitted by Section 5.4(b), the Company Board approves or recommends a Superior Proposal and (y) the Company has paid to the Parent an amount in cash equal to the sum of the Termination Fee (as defined in Section 8.1(b)); or

          (d)  By Parent:

               (i) if, due to an occurrence, not involving a breach by Parent or the Purchaser of their obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer, and shall have delivered written notice to the Company specifying the reason or reasons the Offer has not been commenced and indicating that Parent is terminating this Agreement pursuant to this Section 7.1(d)(i), on or prior to five business days following the date of the initial public announcement of the Offer;

               (ii) if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Annex A hereto and (B) cannot be or has not been cured, in all material respects, within 30 days after the giving of written notice to the Company; or

               (iii) if either Parent or the Purchaser is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraphs (d), (f) and (g) of Annex A hereto.

          Section 7.2  Effect of Termination.  In the event of the termination
                       ---------------------
of this Agreement pursuant to its terms, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent, the Purchaser or the Company except (A) for fraud or for willful breach of this Agreement and (B) as set forth in Section 3.22, the last sentence of Section 5.2(a), this Section 7.2, Section 8.1 and Article VIII.

                                  ARTICLE VIII


                                 MISCELLANEOUS
                                 -------------

          Section 8.1  Fees and Expenses.
                       -----------------

          (a) Except as contemplated by this Agreement, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated.

          (b) The Company shall pay to Parent, upon demand a fee of $1 million (the "Termination Fee"), payable in same day funds, if (A) after the date of
      ---------------
this Agreement, any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) shall have publicly made a Takeover Proposal, (B) the Offer shall have remained open until at least the scheduled expiration date immediately following the date such Takeover Proposal is made (and in any event for at least ten business days following the date such Takeover Proposal is made), (C) the Minimum Condition shall not have been satisfied at the expiration of the Offer, (D) this Agreement shall thereafter be terminated pursuant to
Section 7.1(b)(i), and (E) the Company Board, within 10 business days after the public announcement of the Takeover Proposal, either fails to recommend against acceptance of such Takeover Proposal by the Company's stockholders or announces that it takes no position with respect to the acceptance of such Takeover Proposal by the Company's stockholders.

          (c)  If (x) the Company shall terminate this Agreement pursuant to
Section 7.1(c), (y) Parent shall terminate this Agreement pursuant to Section 7.1(d)(iii) hereof, or (z) either the Company or Parent terminates this Agreement pursuant to Section 7.1(b)(i) as a result of the existence of any condition set forth in paragraph (d) of Annex A; the Company shall pay to Parent, an amount (the "Expense Reimbursement Amount") equal to $200,000, which
                        ----------------------------
shall be payable in same day funds. The equal Expense Reimbursement Amount shall be paid concurrently with any such termination. Parent shall reimburse the Company to the extent such Expense Reimbursement Amount exceeds its actual expenses.

          (d) If Parent shall terminate this Agreement upon failure by Parent to satisfy the Financing Condition, Parent shall pay to the Company an amount equal to $100,000, which shall be payable in same day funds (the "Company Reimbursement Amount"); provided, however, Parent and Purchaser shall not be obligated to pay the Company Reimbursement Amount if such failure to satisfy the Financing Condition is due to the failure by the Company to fulfill its obligations under this Agreement or satisfy the conditions precedent applicable to the Company, if any, to the Financing set forth in the Financing Commitment Letter.

          (e) Notwithstanding the foregoing, the aggregate payment by the Company pursuant to Section 8.1(b) and 8.1(c) shall not exceed $1 million.

          Section 8.2  Amendment and Modification.  Subject to applicable law,
                       --------------------------
this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the shareholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.3(b)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

          Section 8.3  Nonsurvival of Representations and Warranties.  None of
                       ---------------------------------------------
the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

          Section 8.4  Notices.  All notices and other communications hereunder
                       -------
shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or the Purchaser, to:

            The Hain Food Group, Inc.
            50 Charles Lindbergh Boulevard
            Uniondale, New York 11553
            Attention:  President
            Telephone No.: (516) 237-6200
            Telecopy No.: (516) 237-6240

            with a copy to:
            Cahill Gordon & Reindel
            80 Pine Street
            New York, New York 10005
            Attention:  Roger Meltzer, Esq.
            Telephone No.: (212) 701-3000
            Telecopy No.: (212) 269-5420

                    and

          (b)  if to the Company, to:

            Westbrae Natural, Inc.
            1065 East Walnut Street
            Carson, California  90746
            Attention:  President
            Telephone No.: (800) 776-1276
            Telecopy No.: (310) 886-8219

            with a copy to:

            Law Offices of Jay J. Miller, Esq
            430 East 57th Street, Suite 5D
            New York, New York  10022
            Attention:  Jay Miller, Esq.
            Telephone number: (212) 758-5577
            Telecopy number: (212) 758-0624

          Section 8.5  Interpretation.  When a reference is made in this
                       --------------
Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

          Section 8.6  Counterparts.  This Agreement may be executed in one or
                       ------------
more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 8.7  Entire Agreement; No Third Party Beneficiaries.  This
                       ----------------------------------------------
Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          Section 8.8  Severability.  Any term or provision of this Agreement
                       ------------
that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court asking such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

          Section 8.9  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

          Section 8.10  Assignment.  Neither this Agreement nor any of the
                        ----------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                              THE HAIN FOOD GROUP, INC.

                              By: /s/ Irwin D. Simon
                                  --------------------------------------
                                  Name:  Irwin D. Simon
                                  Title:  President and Chief Executive

                                            Officer

                              HAIN ACQUISITION CORP.

                              By: /s/ Irwin D. Simon
                                  --------------------------------------
                                  Name:  Irwin D. Simon
                                  Title:  President

                              WESTBRAE NATURAL, INC.

                              By: /s/ B. Allen Lay
                                  --------------------------------------
                                  Name:  B. Allen Lay
                                  Title:  President

                                                                         ANNEX A

                        CERTAIN CONDITIONS OF THE OFFER

          Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer less than a majority of the issued and outstanding Common Stock on a fully-diluted basis (the "Minimum Condition") ("fully-diluted basis" means all outstanding
            -----------------
shares after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such Shares) (ii) the Financing Condition has not been satisfied or (iii) at any time on or after the date of the Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall have occurred:

          (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisition by Parent or the Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by the Agreement, or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (v) which otherwise is reasonably likely to have a Material Adverse Effect;

          (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through
     (v) of paragraph (a) above;

          (c) there shall have occurred any other event, change or effect after the date of the Agreement which, either individually or in the aggregate, would have, or be reasonably likely to have, a Material Adverse Effect;

          (d) (i) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or the Agreement, or approved or recommended any Takeover Proposal or (ii) the Company Board or any committee thereof shall have resolved to do any of the foregoing;

          (e) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the London Stock Exchange, for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iii) a commencement of war, armed hostilities or other international or national calamity directly or indirectly involving the United States, (iv) any limitation (whether or not mandatory) by any United States governmental authority on the extension of credit generally by banks or other financial institutions or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

          (f) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct in any material respect and any such representations and warranties that are not so qualified shall not be true and correct, in each case as if such representations and warranties were made as of such time;

          (g) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the

     Company to be performed or complied with by it under this Agreement and such failure would result in a Material Adverse Effect;

          (h) any person acquires beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act), of at least 20% of the outstanding Common Stock of the Company (other than any person not required to file a Schedule 13D under the rules promulgated under the Exchange Act); or

          (i) the Agreement shall have been terminated in accordance with its terms.

          The foregoing conditions are for the sole benefit of Parent and the Purchaser, may be asserted by Parent or the Purchaser regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or the Purchaser not in violation of the Agreement) and may be waived by Parent or the Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser, subject in each case to the terms of the Agreement. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.